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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 of PNC Bank Corp. for the registration of its common stock to be issued in connection with the PNC Retirement Savings Plan and to the incorporation by reference therein of our report dated February 8, 1996, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
May 15, 1996